As filed with the Securities and Exchange Commission on March 1, 2017
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________

Castlight Health, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-1989091
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 Spear Street, Suite 400
San Francisco, CA 94105
(415) 829-1400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2014 Equity Incentive Plan
(Full title of plans)
______________________

Siobhan Nolan Mangini
Chief Financial Officer
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, CA 94105
(415) 829-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Please send copies of all communications to:

Robert A. Freedman, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ x ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock, $0.0001 par value per share	5,215,546 (2)	$3.48 (3)	$18,150,101 (3)	$2,104 (3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class B Common Stock that become issuable under the Registrant’s 2014 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class B Common Stock

(2)	Represents additional shares reserved for issuance under the 2014 Equity Incentive Plan as of the date of this Registration Statement.

(3)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class B Common Stock as reported on the New York Stock Exchange on February 24, 2017.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Castlight Health, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 5,215,546 additional shares of Class B Common Stock under the Registrant’s 2014 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 14, 2014 (Registration No. 333-194566) and March 12, 2015 (Registration No. 333-202701). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 8.Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4. 1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-36330	3.1	5/12/2014
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	10-Q	001-36330	3.2	5/12/2014
4.3	Form of Registrant’s Class B common stock certificate.	S-1/A	333-193840	4.1	3/3/2014
4.4	2014 Equity Incentive Plan and forms of award agreements.	S-1/A	333-193840	10.3	3/3/2014
4.5	Form of restricted stock unit agreement, performance based	10-Q	001-36330	10.2	8/5/2015
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (incorporated by reference to Page II-2 of this Registration Statement).					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 1st day of March, 2017.

Castlight Health, Inc.

By: /s/ Giovanni M. Colella
Giovanni M. Colella
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Castlight Health, Inc., a Delaware corporation, do hereby constitute and appoint John Doyle and Siobhan Nolan Mangini, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Giovanni M. Colella Giovanni M. Colella	Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2017
/s/ Siobhan Nolan Mangini Siobhan Nolan Mangini	Chief Financial Officer (Principal Financial Officer)	March 1, 2017
/s/ Priya Jain Priya Jain	Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	March 1, 2017
/s/ Bryan Roberts Bryan Roberts	Chairman of the Board of Directors and Co-Founder	March 1, 2017
/s/ David Ebersman David Ebersman	Director	March 1, 2017
/s/ Ann Lamont Ann Lamont	Director	March 1, 2017
/s/ Ed Park Ed Park	Director	March 1, 2017
/s/ David B. Singer David B. Singer	Director	March 1, 2017
/s/ Michael L. Eberhard Michael L. Eberhard	Director	March 1, 2017
/s/ Kenny Van Zant Kenny Van Zant	Director	March 1, 2017

II-2

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-36330	3.1	5/12/2014
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	10-Q	001-36330	3.2	5/12/2014
4.3	Form of Registrant’s Class B common stock certificate.	S-1/A	333-193840	4.1	3/3/2014
4.4	2014 Equity Incentive Plan and forms of award agreements.	S-1/A	333-193840	10.3	3/3/2014
4.5	Form of restricted stock unit agreement, performance based	10-Q	001-36330	10.2	8/5/2015
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (incorporated by reference to Page II-2 of this Registration Statement).					X